       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2000
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MAXIM PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                  87-0279983
      (STATE OR OTHER JURISDICTION                     (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)



                     8899 UNIVERSITY CENTER LANE, SUITE 400
                           SAN DIEGO, CALIFORNIA 92122
                                 (858) 453-4040
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                         NUMBER, INCLUDING AREA CODE, OR
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 DALE A. SANDER
         VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY
                           MAXIM PHARMACEUTICALS, INC.
                     8899 UNIVERSITY CENTER LANE, SUITE 400
                           SAN DIEGO, CALIFORNIA 92122
                                 (858) 453-4040
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

            STEVEN KAPLAN, ESQ.                    GERALD S. TANENBAUM, ESQ.
              ARNOLD & PORTER                      CAHILL GORDON & REINDEL
         555 TWELFTH STREET, N.W.                      80 PINE STREET
        WASHINGTON, D.C. 20004-1202                NEW YORK, NEW YORK 10005
              (202) 942-5998                           (212) 701-3000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ x ] 333-95293
                                                              ---------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] _______

                         CALCULATION OF REGISTRATION FEE

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                                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF             AMOUNT TO            OFFERING PRICE           AGGREGATE              AMOUNT OF
       SECURITIES TO BE REGISTERED         BE REGISTERED           PER SHARE(1)        OFFERING PRICE(1)       REGISTRATION FEE
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
Common Stock, par value $.001. . . . .        330,000                 $55.00             $18,150,000.00           $4,792.00
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

(1) Based upon the public offering price.

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

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register 330,000 additional shares of common stock, par value $.001 per share, of Maxim Pharmaceuticals, Inc. (the "Company") for the offering pursuant to the Registration Statement on Form S-3 of the Company (File No. 333-95293) filed with the Securities and Exchange Commission (the "Commission") on January 24, 2000, as amended by Amendments No. 1 and 2 thereto, which was previously declared effective by the Commission at 12:00 p.m. on February 22, 2000 (the "Registration Statement"). The Registration Statement (File No. 333-95293) is hereby incorporated by reference in its entirety into this Registration Statement.

                                  CERTIFICATION

         The Company hereby certifies to the Commission that it (i) has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business February 23, 2000), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours on February 23, 2000.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules:

         All exhibits and financial statement schedules filed with or incorporated by reference into the Registration Statement (File No. 333-95293) are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith:

          Exhibit
          Number         Description
          -------        -----------
          5              Opinion of Arnold & Porter
          23.1           Consent of KPMG LLP
          23.2           Consent of Arnold & Porter (included in Exhibit 5)

                                   SIGNATURES

Pursuant to the requirements of Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on February 22, 2000.


                                          MAXIM PHARMACEUTICALS, INC.

                                          By: /s/ DALE A. SANDER
                                          --------------------------------------
                                          Dale A. Sander,
                                          Vice President, Finance
                                          and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale A. Sander his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the Registration Statement to be filed in connection with the public offering of shares of common stock, $.001 par value, and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting into said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue thereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                                DATE
---------                                -----                                ----
/s/ LARRY G. STAMBAUGH          Chairman of the Board                 February 22, 2000
---------------------------     Director, President and
Larry G. Stambaugh              Chief Executive Officer
                                (Principal Executive Officer)



/s/ DALE A. SANDER              Vice President, Finance, and          February 22, 2000
--------------------------      Chief Financial Officer
Dale A. Sander                  (Principal Accounting Officer and
                                Principal Financial Officer)


/s/ COLIN B. BIER, PH.D.
---------------------------     Director                              February 22, 2000
Colin B. Bier, Ph.D.



---------------------------     Director                              February 22, 2000
Theodor H. Heinrichs


/s/ GARY E. FRASHIER
---------------------------     Director                              February 22, 2000
Gary E. Frashier



---------------------------     Director                              February 22, 2000
Per-Olof Martensson


/s/ F. DUWAINE TOWNSEN
---------------------------     Director                              February 22, 2000
F. Duwaine Townsen